Exhibit 99.2
                                                                 SCHEDULE II
                               FRANKLIN COVEY CO.

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                    For the Three Years Ended August 31, 1998
                             (Dollars in Thousands)


Column A                        Column B               Column C             Column D          Column E
--------                        --------               --------             --------          --------
                                                       Additions
                                                       ---------
                               Balance at     Charged to      Charged
                               Beginning      Costs and       to Other                       Balance at
Description                    of Period       Expenses       Accounts     Deductions      End of Period
-----------                    ---------       --------       --------     ----------       -------------
Year ended August 31, 1996:
 Allowance for doubtful
    accounts                    $    672       $    301        $   12(1)    $    (96)(3)      $    889
 Allowance for inventories         1,022          7,267            62(2)      (2,973)(4)         5,378
                                --------       --------        ------       ---------         --------


                                $  1,694       $  7,568        $   74       $ (3,069)         $  6,267
                                ========       ========        ======       =========         ========


Year ended August 31, 1997:
 Allowance for doubtful
    accounts                    $    889       $  1,038        $1,322(1)    $ (1,318) (3)     $  1,931
 Allowance for inventories         5,378          4,254           400(2)      (5,557) (4)        4,475
                                --------       --------        ------       ---------         --------

                                $  6,267       $  5,292        $1,722       $ (6,875)         $  6,406
                                ========       ========        ======       =========         ========

Year ended August 31, 1998:
 Allowance for doubtful
    accounts                    $  1,931       $  3,472                     $ (2,563) (3)     $  2,840
 Allowances for inventories        4,475          6,522                       (5,998) (4)        4,999
                                --------       --------                     ---------         --------

                                $  6,406       $  9,994                     $ (8,561)         $  7,839
                                ========       ========                     =========         ========



(1) Represents the addition of the allowances for doubtful accounts of acquired companies.

(2) Represents the addition of the allowances for inventories of acquired companies.

(3) Represents a write-off of accounts deemed uncollectible.

(4) Reduction in the allowance is due to a write-off of obsolete inventories.